Exhibit 11

                  AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES
                  --------------------------------------------------

           SCHEDULE SETTING FORTH COMPUTATION OF EARNINGS PER CLASS A SHARE
           ----------------------------------------------------------------

SIX MONTHS ENDED JUNE 30,                    1996                 1995
- -------------------------------------------------------------------------------
(Amounts in thousands, except             (Unaudited)          (Unaudited)
  per share data)

Weighted average number of shares
  outstanding:

    4% Preferred......................        198                   206
    6-1/2% Preferred..................      1,040                 1,108
    Class A...........................     20,503                20,830
    Common............................      3,000                 3,000
                                          =======               =======


Weighted average number of shares
  outstanding assuming conversion of
  preferred stock into Class A
  shares:

    Class A...........................     24,613     89.14%     25,184   89.36%
    Common............................      3,000     10.86       3,000   10.64
                                          -------    -------    -------  ------
                                           27,613    100.00%     28,184  100.00%
                                          =======    =======    =======  =======

     NET (LOSS) INCOME................    $(1,023)              $ 2,587
                                          =======               =======



Allocation of net (loss) income on
 the basis of the respective dividend
  rights of the above classes of
  stock, pro rata:

    Class A...........................    $  (912)    89.14%    $ 2,312   89.36%
    Common............................       (111)    10.86         275   10.64
                                          -------    -------    -------  ------
                                          $(1,023)   100.00%    $ 2,587  100.00%
                                          =======    =======    =======  =======


(Loss) earnings per Class A share.....     $(.04)                 $.09
                                           =====                  ====






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


                  AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES
                  --------------------------------------------------

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               AMPAL-AMERICAN ISRAEL CORPORATION



                                               By:/s/ Lawrence Lefkowitz
                                               ---------------------------------
                                                  Lawrence Lefkowitz
                                                  President
                                                  (Principal Executive Officer)



                                               By:/s/ Alan L. Schaffer
                                               ---------------------------------
                                                  Alan L. Schaffer
                                                  Vice President - Finance
                                                    and Treasurer
                                                  (Principal Financial Officer)



                                               By:/s/ Alla Kanter
                                               ---------------------------------
                                                  Alla Kanter
                                                  Vice President - Accounting
                                                    and Controller
                                                  (Principal Accounting Officer)

Dated:  August 13, 1996



                                       - 14 -